Exhibit 99.1

Investor Contact:	Marisa Jacobs, Crocs, Inc.
(303) 848-7322
mjacobs@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Third Quarter Revenues; Raises Full Year 2019 Outlook
Expects 2019 Revenues to Grow 11% to 12% and Reach Record Levels; Expects 2020 Revenues to Grow 12% to 14%
___________________________________________________________________________

NIWOT, COLORADO — October 30, 2019 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for men, women, and children, today announced its third quarter 2019 financial results.

Andrew Rees, President and Chief Executive Officer, said, “We delivered an excellent quarter highlighted by 20% top-line growth and record third quarter revenues of $313 million. Our Americas business delivered exceptional growth, driven in part by another highly successful back to school season. Based on the strength of our recent performance and start to the fourth quarter, we are raising our full year guidance to 11% to 12% revenue growth over 2018, which would result in record annual sales for our Company. The Crocs brand momentum continues to gain pace, and for 2020, we anticipate revenue growth over 2019 of 12% to 14%.”

Third Quarter 2019 Operating Results:

•
Revenues were $312.8 million, growing 19.8% over the third quarter of 2018, or 21.0% on a constant currency basis. Currencies negatively impacted our revenues by approximately $3.0 million, while store closures reduced our revenues by approximately $4.0 million. Wholesale revenues grew 25.4%, e-commerce revenues grew 28.2%, and retail comparable store sales grew 12.5%.

•
Gross margin was 52.4%, compared to 53.3% in last year’s third quarter. Adjusted gross margin, which excludes 120 basis points of non-recurring expenditures related to the relocation of our U.S. distribution center, was 53.6%. Adjusted gross margin rose 30 basis points compared to last year’s third quarter. Lower promotions and higher clog sales in the Americas and savings from exiting our company-operated manufacturing facilities last year more than offset various headwinds, including channel mix, higher distribution costs, and 130 basis points of reduced purchasing power associated with currency. For a reconciliation of gross margin to adjusted gross margin, see the ‘Non-GAAP cost of sales and gross margin reconciliation’ schedule below.

•
Selling, general and administrative expenses (“SG&A”) were $123.9 million, down from $125.2 million in the third quarter of 2018. Non-recurring charges were $0.8 million compared to $5.7 million in last year’s third quarter. SG&A improved 830 basis points and represented 39.6% of revenues compared to 47.9% in the third quarter of 2018, as we continued to drive leverage across the business. Our adjusted SG&A improved 640 basis points to 39.4% of revenues versus 45.8% in last year’s third quarter. For a reconciliation of SG&A to adjusted SG&A, see the ‘Non-GAAP selling, general and administrative expenses reconciliation’ schedule below.

•
Income from operations rose 187.0% to $39.9 million from $13.9 million in the third quarter of 2018, and operating margin rose 750 basis points to 12.8%. Excluding non-recurring gross margin and SG&A charges, adjusted income from operations rose 126.9% to $44.4 million and adjusted operating margin was 14.2% compared to 7.5% in the third quarter of 2018, as detailed on the 'Non-GAAP income from operations and operating margin reconciliation' schedule below.

•
Net income attributable to common stockholders was $35.7 million, up from $6.5 million in the third quarter of 2018. Excluding non-recurring gross margin and SG&A charges and pro forma adjustments related to the Company’s previously outstanding Series A Preferred Stock, adjusted net income attributable to common stockholders was $40.2 million and $14.8 million in the third quarters of 2019 and 2018, respectively, as detailed on the 'Non-GAAP earnings per share reconciliation' schedule below.

•
Diluted earnings per share rose to $0.51, up from $0.07 in the third quarter of 2018. Excluding non-recurring gross margin and SG&A charges and pro forma adjustments related to the Series A Preferred Stock, adjusted diluted earnings per share was $0.57 compared to $0.19 in the third quarter of 2018, as detailed on the 'Non-GAAP earnings per share reconciliation' schedule below.

Balance Sheet and Cash Flow Highlights:

•
Cash and cash equivalents were $87.9 million as of September 30, 2019, compared to $203.0 million as of September 30, 2018. During the third quarter of 2019, the Company repurchased approximately 1.0 million shares of its common stock for $25.0 million, as detailed below.

•	Inventory increased 18.8% to $139.8 million as of September 30, 2019 compared to $117.7 million as of September 30, 2018, while our inventory turnover ratio increased to 4.5 turns per year.

•
Capital expenditures during the nine months ended September 30, 2019 were $32.9 million compared to $5.2 million during the same period in 2018. The increase primarily reflects expenditures on the relocation of the Company’s U.S. distribution center from California to Ohio.

•	At September 30, 2019, there were $185.0 million of borrowings outstanding on the Company’s credit facility.

Share Repurchase Activity:

During the third quarter of 2019, the Company repurchased approximately 1.0 million shares of its common stock for $25.0 million, at an average price of $23.99 per share. As of September 30, 2019, approximately $522 million remained of the Company’s share repurchase authorization.

Financial Outlook:

Fourth Quarter 2019:
With respect to the fourth quarter of 2019, the Company expects:

•
Revenues to be between $245 and $255 million compared to $216.0 million in the fourth quarter of 2018. The Company expects fourth quarter 2019 revenues to be negatively impacted by approximately $2 million of currency changes and approximately $2 million resulting from store closures.

•
Adjusted gross margin to be approximately 50% compared to 46.2% in the fourth quarter of 2018. Gains from increased pricing and higher clog sales plus leveraging our fixed supply chain costs are expected to more than offset approximately 100 basis points of reduced purchasing power associated with currency, along with changes in channel mix. On a GAAP basis, gross margin is expected to be approximately 49%, which includes 100 basis points of non-recurring charges associated with the Company’s new U.S. distribution center.

•
SG&A to be approximately 47% of revenues compared to 52.7% of revenues in 2018. Non-recurring charges during the quarter are expected to be immaterial compared to $4.6 million in the fourth quarter of 2018.

Full Year 2019:
With respect to 2019, the Company now expects:

•
Revenues to grow 11% to 12% over 2018 revenues of $1,088.2 million, compared to prior guidance of 9% to 11%. The Company expects 2019 revenues to be negatively impacted by approximately $28 million of currency changes and approximately $20 million resulting from store closures.

•
Adjusted gross margin to be approximately 51%, compared to prior guidance of 50.5%, reflecting the increased strength of the Americas business. The 50 basis point reduction from 51.5% in 2018 reflects an expectation of approximately 120 basis points of reduced purchasing power associated with currency, along with higher freight and distribution costs and channel mix, partially offset by higher clog sales, higher pricing, reduced promotions, and savings from exiting our company-operated manufacturing facilities last year. On a GAAP basis, gross margin is expected to be approximately 50%, reflecting non-recurring charges of approximately 100 basis points associated with the Company’s new U.S. distribution center.

•
SG&A to be approximately 40% of revenues, unchanged from prior guidance. Non-recurring charges in 2019 are expected to be approximately $3 million. In 2018, SG&A was 45.7% of revenues and included $21.1 million of non-recurring charges.

•
Adjusted operating margin to be approximately 11%, which meets the Company’s near-term target of returning to a low double-digit operating margin. Including the non-recurring charges associated with the new U.S. distribution center and certain SG&A costs, the Company now anticipates a GAAP operating margin of approximately 10%.

•	A 2019 tax rate of approximately 12%, down from our prior guidance of 15%.

•
Capital expenditures to be approximately $60 million, compared to prior guidance of approximately $65 million, reflecting the movement of certain expenditures into 2020, and up from $12 million in 2018.

2020 Preview:
With respect to 2020 revenues, the Company expects 12% to 14% growth over 2019 revenues. This estimate assumes that currency will negatively impact results by approximately $10 million.

Conference Call Information:

A conference call to discuss third quarter 2019 results is scheduled for today, Wednesday, October 30, 2019 at 8:30 a.m. ET. The call participation number is (877) 790-7808. A replay of the conference call will be available two hours after the completion of the call at (800) 585-8367. International participants can dial (647) 689-5638 to take part in the conference call, and can access a replay of the call at (416) 621-4642. All of these calls will require the use of the conference identification number 8095853. The call will also be streamed live on the Crocs website, www.crocs.com, and that audio recording will be available at www.crocs.com through October 30, 2020.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2019, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our revenues, gross margin, SG&A, operating margin, tax, and capital expenditure outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of October 30, 2019. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimates provided in the “Financial Outlook” section above, whether as a result of the receipt of new information, future events, or otherwise.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$312,766	$261,064	$967,614	$872,216
Cost of sales	148,942	122,005	476,796	411,884
Gross profit	163,824	139,059	490,818	460,332
Selling, general and administrative expenses	123,940	125,164	370,525	383,451
Income from operations	39,884	13,895	120,293	76,881
Foreign currency gains (losses), net	585	233	(893)	1,587
Interest income	167	422	493	847
Interest expense	(2,505)	(126)	(6,743)	(371)
Other income (expense), net	(34)	160	(48)	229
Income before income taxes	38,097	14,584	113,102	79,173
Income tax expense	2,421	4,092	13,518	17,850
Net income	35,676	10,492	99,584	61,323
Dividends on Series A convertible preferred stock	—	(3,000)	—	(9,000)
Dividend equivalents on Series A convertible preferred stock related to redemption value accretion and beneficial conversion feature	—	(972)	—	(2,854)
Net income attributable to common stockholders	$35,676	$6,520	$99,584	$49,469
Net income per common share:
Basic	$0.52	$0.08	$1.40	$0.60
Diluted	$0.51	$0.07	$1.38	$0.58
Weighted average common shares outstanding:
Basic	69,097	67,821	71,003	68,223
Diluted	70,176	72,774	72,342	71,104

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Numerator:
Net income attributable to common stockholders	$35,676	$6,520	$99,584	$49,469
Less: Net income allocable to Series A Convertible Preferred stockholders (1)	—	(1,114)	—	(8,319)
Remaining net income available to common stockholders - basic and diluted	$35,676	$5,406	$99,584	$41,150
Denominator:
Weighted average common shares outstanding - basic	69,097	67,821	71,003	68,223
Plus: dilutive effect of stock options and unvested restricted stock units for both periods and Series A Convertible Preferred Stock in 2018	1,079	4,953	1,339	2,881
Weighted average common shares outstanding - diluted	70,176	72,774	72,342	71,104

Net income per common share:
Basic	$0.52	$0.08	$1.40	$0.60
Diluted	$0.51	$0.07	$1.38	$0.58
(1) Represents the amount which would have been paid to preferred stockholders in the event the Company had declared a dividend on its common stock.

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$87,909	$123,367
Accounts receivable, net of allowances of $20,921 and $20,477, respectively	121,716	97,627
Inventories	139,839	124,491
Income taxes receivable	7,380	3,041
Other receivables	9,523	7,703
Restricted cash - current	1,469	1,946
Prepaid expenses and other assets	23,427	22,123
Total current assets	391,263	380,298
Property and equipment, net of accumulated depreciation and amortization of $83,750 and $80,956, respectively	42,266	22,211
Intangible assets, net	47,222	45,690
Goodwill	1,534	1,614
Deferred tax assets, net	10,174	8,663
Restricted cash	1,757	2,217
Right-of-use assets	183,040	—
Other assets	8,259	8,208
Total assets	$685,515	$468,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,938	$77,231
Accrued expenses and other liabilities	88,762	102,171
Income taxes payable	13,266	5,089
Current operating lease liabilities	45,486	—
Total current liabilities	233,452	184,491
Long-term income taxes payable	5,633	4,656
Long-term borrowings	185,000	120,000
Long-term operating lease liabilities	143,632	—
Other liabilities	274	9,446
Total liabilities	567,991	318,593
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 104.0 million and 103.0 million issued, 68.6 million and 73.3 million outstanding, respectively	104	103
Treasury stock, at cost, 35.4 million and 29.7 million shares, respectively	(532,220)	(397,491)
Additional paid-in capital	492,399	481,133
Retained earnings	220,572	121,215
Accumulated other comprehensive loss	(63,331)	(54,652)
Total stockholders’ equity	117,524	150,308
Total liabilities and stockholders’ equity	$685,515	$468,901

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$99,584	$61,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,508	21,535
Operating lease cost	44,776	—
Share-based compensation	11,020	9,320
Other non-cash items	(688)	6,076
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(30,619)	(37,394)
Inventories	(17,178)	4,468
Prepaid expenses and other assets	(3,501)	5,271
Accounts payable, accrued expenses and other liabilities	1,955	15,271
Operating lease liabilities	(49,668)	—
Cash provided by operating activities	73,189	85,870
Cash flows from investing activities:
Purchases of property, equipment, and software	(32,852)	(5,224)
Proceeds from disposal of property and equipment	302	1,325
Cash used in investing activities	(32,550)	(3,899)
Cash flows from financing activities:
Proceeds from bank borrowings	310,000	—
Repayments of bank borrowings	(245,000)	(680)
Dividends—Series A convertible preferred stock (1)	(2,985)	(9,000)
Repurchases of common stock	(133,475)	(37,046)
Other	(3,275)	31
Cash used in financing activities	(74,735)	(46,695)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,299)	(5,133)
Net change in cash, cash equivalents, and restricted cash	(36,395)	30,143
Cash, cash equivalents, and restricted cash—beginning of period	127,530	177,055
Cash, cash equivalents, and restricted cash—end of period	$91,135	$207,198
(1) Represents $3.0 million paid to induce conversion of Series A Convertible Preferred Stock to common stock for the nine months ended September 30, 2019 and $9.0 million paid in Series A Convertible Preferred Stock cash dividends for the nine months ended September 30, 2018.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales”, “Non-GAAP gross margin”, “Non-GAAP selling, general, and administrative expenses”, “Non-GAAP net income attributable to common stockholders”, “Non-GAAP operating margin”, “Non-GAAP weighted average common shares outstanding - basic and diluted”, and “Non-GAAP basic and diluted net income per common share”, which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and nine months ended September 30, 2019, management believes it is helpful to evaluate our results excluding the impacts of the Series A Preferred Stock transaction and various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$312,766	$261,064	$967,614	$872,216

GAAP cost of sales	$148,942	$122,005	$476,796	$411,884
New distribution center (1)	(3,678)	—	(7,981)	—
Other	(42)	—	(175)	—
Total adjustments	(3,720)	—	(8,156)	—
Non-GAAP cost of sales	$145,222	$122,005	$468,640	$411,884

GAAP gross margin	$163,824	$139,059	$490,818	$460,332
GAAP gross margin as a percent of revenues	52.4%	53.3%	50.7%	52.8%

Non-GAAP gross margin	$167,544	$139,059	$498,974	$460,332
Non-GAAP gross margin as a percent of revenues	53.6%	53.3%	51.6%	52.8%
(1) Represents non-recurring expenses related to our new distribution center in Dayton, Ohio.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$312,766	$261,064	$967,614	$872,216

GAAP selling, general and administrative expenses	$123,940	$125,164	$370,525	$383,451
Closure of manufacturing and distribution facilities (1)	—	(5,063)	—	(12,138)
Non-recurring expenses associated with cost reduction initiatives (2)	(809)	(616)	(1,698)	(4,406)
Total adjustments	(809)	(5,679)	(1,698)	(16,544)
Non-GAAP selling, general and administrative expenses (3)	$123,131	$119,485	$368,827	$366,907

GAAP selling, general and administrative expenses as a percent of revenues	39.6%	47.9%	38.3%	44.0%
Non-GAAP selling, general and administrative expenses as a percent of revenues	39.4%	45.8%	38.1%	42.1%
(1) Represents non-recurring expenses associated with the 2018 closures of company-operated Mexico and Italy manufacturing and distribution facilities.
(2) Non-recurring expenses associated with cost reduction initiatives in 2019 and the SG&A reduction plan in 2018.
(3) Non-GAAP selling, general and administrative expenses are presented gross of tax.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$312,766	$261,064	$967,614	$872,216

GAAP income from operations	$39,884	$13,895	$120,293	$76,881
Non-GAAP cost of sales adjustments (1)	3,720	—	8,156	—
Non-GAAP selling, general and administrative expenses adjustments (2)	809	5,679	1,698	16,544
Non-GAAP income from operations	$44,413	$19,574	$130,147	$93,425

GAAP operating margin	12.8%	5.3%	12.4%	8.8%
Non-GAAP operating margin	14.2%	7.5%	13.5%	10.7%
(1) See 'Non-GAAP cost of sales reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more details.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP earnings per share reconciliation: (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Numerator:
GAAP net income attributable to common stockholders	$35,676	$6,520	$99,584	$49,469
Less: GAAP adjustment for net income allocable to Series A Preferred stockholders	—	(1,114)	—	(8,319)
GAAP remaining net income available to common stockholders- basic and diluted	$35,676	$5,406	$99,584	$41,150

GAAP net income attributable to common stockholders	$35,676	$6,520	$99,584	$49,469
Preferred share dividends and dividend equivalents (2)	—	3,972	—	11,854
Non-GAAP cost of sales adjustments (3)	3,720	—	8,156	—
Non-GAAP selling, general and administrative expenses adjustments (4)	809	5,679	1,698	16,544
Pro forma interest (5)	—	(1,407)	—	(4,221)
Non-GAAP net income attributable to common stockholders	$40,205	$14,764	$109,438	$73,646
Denominator:
GAAP weighted average common shares outstanding - basic	69,097	67,821	71,003	68,223
Plus: GAAP dilutive effect of stock options and unvested restricted stock units in both periods and Series A Preferred in 2018	1,079	4,953	1,339	2,881
GAAP weighted average common shares outstanding - diluted	70,176	72,774	72,342	71,104

GAAP weighted average common shares outstanding - basic		67,821		68,223
Plus: Non-GAAP weighted average converted common shares outstanding adjustment (6)		6,897		6,897
Non-GAAP weighted average common shares outstanding - basic (7)		74,718		75,120
Plus: Non-GAAP dilutive effect of stock options and unvested restricted stock units (8)		1,780		1,752
Non-GAAP weighted average common shares outstanding - diluted (9)		76,498		76,872

GAAP net income per common share:
Basic	$0.52	$0.08	$1.40	$0.60
Diluted	$0.51	$0.07	$1.38	$0.58

Non-GAAP net income per common share:
Basic (10)	$0.58	$0.20	$1.54	$0.98
Diluted (11)	$0.57	$0.19	$1.51	$0.96
(1) Non-GAAP earnings per share calculation for the three and nine months ended September 30, 2018 assumes the repurchase and conversion of the Series A Convertible Preferred Stock occurred on December 31, 2017 ("the Conversion").
(2) Adjustment adds back quarterly dividends and dividend equivalents for the Series A Convertible Preferred Stock in calculating non-GAAP net income attributable to common stockholders for the three and nine months ended September 30, 2018.
(3) See 'Non-GAAP cost of sales and gross margin reconciliation' above for more information.
(4) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more information.

(5) Pro forma interest for the three and nine months ended September 30, 2018 assumes borrowings of $120.0 million were outstanding for all of 2018 at a rate of 4.69% to partially finance the Conversion. Calculation assumes no repayments and no financing fees.
(6)Adjustment represents the incremental increase in weighted average common shares outstanding for the three and nine months ended September 30, 2018 resulting from the Conversion.
(7) Non-GAAP weighted average common shares outstanding - basic for the three and nine months ended September 30, 2018 assumes the Conversion.
(8) Adjustment reflects the dilutive impact of stock options and restricted stock units for the three and nine months ended September 30, 2018.
(9) Non-GAAP weighted average common shares outstanding - diluted for the three and nine months ended September 30, 2018 assumes the Conversion.
(10) Non-GAAP net income per common share - basic for the three and nine months ended September 30, 2018 assumes the Conversion and the non-GAAP income attributable to common shareholders.
(11) Non-GAAP net income per common share - diluted for the three and nine months ended September 30, 2018 assumes the Conversion and the non-GAAP income attributable to common shareholders.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Fourth Quarter 2019:

Approximately:
Non-GAAP gross margin reconciliation:

GAAP gross margin as a percent of revenues	49%
Non-recurring charges associated with the Company’s new distribution center	1%
Non-GAAP gross margin as a percent of revenues	50%

Full Year 2019:

Non-GAAP gross margin reconciliation:

GAAP gross margin as a percent of revenues	50%
Non-recurring charges associated with the Company’s new distribution center	1%
Non-GAAP gross margin as a percent of revenues	51%

Non-GAAP operating margin reconciliation:

GAAP operating margin	10%
Non-recurring charges associated with the Company’s new distribution center and certain SG&A costs	1%
Non-GAAP operating margin	11%

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
	2019	2018	2019	2018	Q3 2019-2018	YTD 2019-2018	Q3 2019-2018	YTD 2019-2018
	(in thousands)
Americas:
Wholesale	$75,660	$44,883	$216,846	$171,477	68.6%	26.5%	69.0%	27.6%
Retail	78,141	65,247	182,116	156,557	19.8%	16.3%	19.8%	16.4%
E-commerce	31,391	26,827	85,796	70,515	17.0%	21.7%	17.1%	21.9%
Total Americas	185,192	136,957	484,758	398,549	35.2%	21.6%	35.4%	22.2%
Asia Pacific:
Wholesale	36,655	40,938	169,468	172,152	(10.5)%	(1.6)%	(10.0)%	1.9%
Retail	20,133	22,942	60,901	71,359	(12.2)%	(14.7)%	(9.6)%	(10.7)%
E-commerce	17,463	11,283	53,353	45,134	54.8%	18.2%	56.9%	22.9%
Total Asia Pacific	74,251	75,163	283,722	288,645	(1.2)%	(1.7)%	0.2%	2.0%
EMEA
Wholesale	34,058	29,373	144,685	130,150	16.0%	11.2%	19.9%	18.7%
Retail	9,347	10,345	25,453	29,601	(9.6)%	(14.0)%	(7.4)%	(9.4)%
E-commerce	9,869	7,701	28,821	23,138	28.2%	24.6%	33.2%	31.5%
Total EMEA	53,274	47,419	198,959	182,889	12.3%	8.8%	16.1%	15.7%
Total segment revenues	312,717	259,539	967,439	870,083	20.5%	11.2%	21.7%	14.2%
Other businesses	49	1,525	175	2,133	(96.8)%	(91.8)%	(96.9)%	(91.8)%
Total consolidated revenues	$312,766	$261,064	$967,614	$872,216	19.8%	10.9%	21.0%	13.9%

Total wholesale	$146,422	$116,719	$531,174	$475,912	25.4%	11.6%	26.8%	15.3%
Total retail	107,621	98,534	268,470	257,517	9.2%	4.3%	10.1%	5.9%
Total e-commerce	58,723	45,811	167,970	138,787	28.2%	21.0%	29.6%	23.8%
Total consolidated revenues	$312,766	$261,064	$967,614	$872,216	19.8%	10.9%	21.0%	13.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	June 30, 2019	Opened	Closed	September 30, 2019
Type:
Outlet stores	192	6	4	194
Retail stores	112	—	3	109
Kiosk/store in store	66	—	1	65
Total	370	6	8	368
Operating segment:
Americas	165	1	1	165
Asia Pacific	146	4	4	146
EMEA	59	1	3	57
Total	370	6	8	368

	12/31/2018	Opened	Closed/Transferred	September 30, 2019
Type:
Outlet stores	195	10	11	194
Retail stores	120	1	12	109
Kiosk/store-in-store	68	1	4	65
Total	383	12	27	368
Operating segment:
Americas	168	1	4	165
Asia Pacific	153	10	17	146
EMEA	62	1	6	57
Total	383	12	27	368

CROCS, INC. AND SUBSIDIARIES
COMPARABLE RETAIL STORE SALES AND DIRECT TO CONSUMER COMPARABLE STORE SALES
(UNAUDITED)

Comparable retail sales and direct to consumer sales by operating segment were:

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Comparable retail store sales: (2)
Americas	19.1%	19.9%	17.1%	13.0%
Asia Pacific	(4.2)%	3.2%	(1.2)%	3.4%
EMEA	2.4%	15.1%	6.3%	11.4%
Global	12.5%	15.0%	11.4%	10.1%

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Direct-to-consumer comparable store sales (includes retail and e-commerce): (2)
Americas	18.5%	21.6%	18.6%	15.2%
Asia Pacific	11.7%	8.4%	5.6%	10.4%
EMEA	9.5%	19.3%	13.8%	15.4%
Global	15.9%	17.9%	14.4%	13.8%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.